UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2014

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Synta Pharmaceuticals Corp. (“Synta” or the “Company”) issued a press release announcing the appointment of Anne C. Whitaker as the Company’s Chief Executive Officer and President, effective as of September 2, 2014 (the “Commencement Date”).  Ms. Whitaker has also been appointed as a member of the Company’s Board of Directors, effective as of the Commencement Date.  A copy of the press release announcing Ms. Whitaker’s appointment is attached hereto as Exhibit 99.1.

Effective upon the Commencement Date, (1) the Executive Committee of the Board of Directors of the Company, consisting of Keith R. Gollust, Robert N. Wilson and Paul A. Friedman, M.D., which was appointed on March 3, 2014 to perform the duties of chief executive on an interim basis, will be dissolved and (2) Mr. Gollust, who was appointed on March 3, 2014 as the non-employee Executive Chairman to perform the duties of principal executive officer on an interim basis, will no longer serve as Executive Chairman.  Mr. Gollust will continue to serve as Chairman of the Board of Directors.

Ms. Whitaker, age 47, has over 20 years of experience in the healthcare industry.  Prior to joining Synta, from September 2011 to August 2014, Ms. Whitaker served as President, North America Pharmaceuticals at Sanofi Aventis US LLC, a global integrated healthcare leader focused on patients’ needs, where she led more than 5,000 employees in generating more than $10 billion in net sales for Sanofi.  From 2001 to 2011, Ms. Whitaker served in roles of increasing seniority and responsibility at GlaxoSmithKline PLC (“GSK”), a publicly traded pharmaceutical research and development company, including from September 2009 to September 2011, as Senior Vice President and Business Unit Head of the Cardiovascular, Metabolic, and Urology Business Division for GSK, where she was responsible for leading, developing and managing strategic performance of the CVMU Business Division, and from October 2008 to August 2009, as Senior Vice President of Leadership and Organization Development.  Since December 2013, Ms. Whitaker has been a director of Cree, Inc., a publicly traded LED, lighting and semiconductor products company.

On August 1, 2014, the Company entered into an executive employment agreement (the “Agreement”) with Ms. Whitaker, pursuant to which she will receive an initial annual base salary of $550,000 per year and is eligible to receive an annual bonus at a target amount of 60% of her base salary. Ms. Whitaker will also receive a sign-on bonus of $270,000, $135,000 of which must be repaid if Ms. Whitaker resigns without Good Reason (as defined in the Agreement) within one year of the Commencement Date.  The Company will also pay for or reimburse Ms. Whitaker for reasonable costs and expenses of relocation, and she will receive a miscellaneous allowance of $85,000 to cover expenses and costs that are not otherwise reimbursable costs and expenses of relocation.

Under the terms of the Agreement, upon the Commencement Date, Ms. Whitaker will be granted options to purchase up to 750,000 shares of Synta’s common stock (the “Options”) and 500,000 shares of restricted common stock (the “Restricted Stock”).  The Options will be exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter, provided that she remains employed by Company on the vesting date.  The Restricted Stock will vest as to 25% of the shares on the first anniversary of the Commencement Date, and as to an additional 6.25% of the shares on the last day of each successive three-month period thereafter, provided that she remains employed by Company on the vesting date.  Options to purchase 500,000 shares will be granted pursuant to Synta’s shareholder-approved Amended and Restated 2006 Stock Plan (the “2006 Plan”). Options to purchase 250,000 shares and the 500,000 shares of Restricted Stock will be granted outside of the 2006 Plan as an inducement material to Ms. Whitaker’s acceptance of employment in accordance with NASDAQ Listing Rule 5635(c)(4).

The Agreement provides that if Ms. Whitaker’s employment with the Company is terminated by the Company without Cause (as defined in the Agreement) or by Ms. Whitaker for Good Reason, subject to her execution of a release of claims agreement acceptable to the Company, she will be entitled to (i) continuation of salary for 18 months, (ii) acceleration of the vesting of all outstanding equity awards that would have vested within 18 months of the termination date, and (iii) payment of a lump sum equal to the the Company’s cost (less her co-pay) of 18 months of medical, dental and vision insurance in effect at the time of termination.  In addition, if within 90 days prior to a Change of Control (as defined in the Agreement) or one year following a Change of Control, Ms. Whitaker’s employment with the Company is terminated by the Company without Cause or by Ms. Whitaker for Good Reason, subject to her execution of a release of claims agreement acceptable to the Company, she will be entitled to (i) payment of a lump sum equal to 24 months of base salary, (ii) payment of an amount equal to her target annual bonus amount, pro rated for the portion of the year in which her employment was terminated, (iii) acceleration of the vesting of all outstanding unvested equity awards, and (iv) payment of a lump sum equal to the Company’s cost (less her co-pay) of 24 months of medical, dental and vision insurance in effect at the time of termination.

As a condition of employment, Ms. Whitaker has entered into a non-competition/non-solicitation agreement pursuant to which she has agreed not to compete with Synta or to solicit customers or employees of Synta for a period of 12 months after the termination of her employment.

There are no family relationships between Ms. Whitaker and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Ms. Whitaker.

The foregoing is a summary description of the terms and conditions of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1	Executive Employment Agreement, dated August 1, 2014, between Synta Pharmaceuticals Corp. and Anne C. Whitaker.
99.1	Press Release, dated August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: August 6, 2014	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer